EXHIBIT 5
                                SULLIVAN & WORCESTER LLP
                                ONE POST OFFICE SQUARE
                              BOSTON, MASSACHUSETTS 02109
                                    (617) 338-2800
                                 FAX NO. 617-338-2880
    IN WASHINGTON, D.C.                                    IN NEW YORK CITY
1025 CONNECTICUT AVENUE, N.W.                              767 THIRD AVENUE
   WASHINGTON, D.C. 20036                              NEW YORK, NEW YORK 10017
      (202) 775-8190                                         (212) 486-8200
   FAX NO. 202-293-2275                                    FAX NO. 212-758-2151


                                             June 18, 1996



United TransNet, Inc.
1080 Holcomb Bridge Road,
Building 200, Suite 140
Roswell, Georgia  30076

         Re:      Registration Statement on Form S-8 and Form S-3;
                  927,110 shares of Common Stock, par value $.001 per share

Ladies and Gentlemen:

         In connection with the registration under the Securities Act of 1933, as amended (the "Act"), by United TransNet, Inc., a Delaware corporation (the "Company"), of 927,110 shares (the "Registered Shares") of its Common Stock, par value $.001 per share ("Common Stock"), all of which Registered Shares are to be offered by the Company, the following opinion is furnished to you to be filed with the Securities and Exchange Commission (the "Commission") as Exhibit 5 to the Company's registration statement on Form S-8 and Form S-3 (the "Registration Statement") under the Act. The Registered Shares are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Act in connection with the exercise of options granted under the Company's 1995 Stock Incentive Plan, as amended (the "1995 Plan"), the issuance of Common Stock or the exercise of options granted under the Company's 1996 Stock and Option Plan for Non-Employee Directors (the "1996 Plan", and collectively with the 1995 Plan, the "Plans") and the exercise of options granted pursuant to certain separate stock option agreements dated December 20, 1995 (the "Stock Option Agreements").

         We assume that the number and issuance of shares of Common Stock or options to be granted from time to time pursuant to the Plans and the Stock Option Agreements have been or will be authorized by proper action of the Board of Directors or a Committee thereof of the Company and that the number, issuance and sale of the Registered Shares to be issued directly or offered from time to time pursuant to the exercise of such options will be determined in accordance with the parameters described in the Plans and the Stock Option Agreements, in accordance with the Company's Amended and Restated Certificate of Incorporation, as amended (the "Restated Certificate"), and applicable Delaware law. We further assume that prior to the issuance of any Registered Shares, there will exist, under the Restated Certificate, the requisite number of authorized shares of Common Stock for such issuance which are unissued and are not otherwise reserved for issuance.

United TransNet, Inc.
June 18, 1996
Page 2

         We have acted as counsel to the Company in connection with the Registration Statement, and we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Restated Certificate as presently in effect, corporate records, certificates and statements of officers and accountants of the Company and of public officials, and such other documents as we have considered necessary in order to furnish the opinion hereinafter set forth.

         This opinion is limited to the laws of The Commonwealth of Massachusetts, the Delaware General Corporation Law and the federal laws of the United States of America, and we express no opinion with respect to the law of any other jurisdiction.

         Based on and subject to the foregoing, we are of the opinion that, when the Registration Statement has become effective under the Act, and upon the issuance by the Company of Registered Shares either directly or pursuant to the exercise of options granted under either of the Plans or the Stock Option Agreements and in each instance upon delivery of certificates representing the Registered Shares in the manner contemplated by either of the Plans or the Stock Option Agreements, as applicable, the Registration Statement, the applicable Prospectus and any applicable Prospectus Supplement, the Registered Shares represented by such certificates will be duly authorized, validly issued, fully paid and nonassessable by the Company.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus forming a part of the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                   Very truly yours,

                                   /s/ Sullivan & Worcester LLP

                                   SULLIVAN & WORCESTER LLP